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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Scholastic Corporation for the registration of $400,000,000 of securities and to the incorporation by reference therein of our report dated July 7, 2000, with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report (Form 10-K) for the year ended
May 31, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, New York
February 5, 2001